Exhibit 99.1

NEWS RELEASE

Contacts:

Steve Cragle	Jeff Warren
Public Relations	Investor Relations
763-505-2345	763-505-2696
MEDTRONIC ANNUAL REVENUE UP 8 PERCENT TO $14.6 BILLION
Strong Performance Delivered Across Diverse Portfolio
•	Full Year Double Digit Constant Currency Revenue Growth in 5 out of 7 Businesses: CardioVascular, Spinal, Neuromodulation, Diabetes, Surgical Technologies

•	Fourth Quarter GAAP Cash Flow from Operations of $1.123 Billion

•	Fourth Quarter Constant Currency Revenue Growth of 5%; Fourth Quarter Revenue Decreased 1%
MINNEAPOLIS — May 19, 2009 — Medtronic, Inc. (NYSE: MDT) today announced financial results for its fiscal year and fourth quarter ended April 24, 2009.
Medtronic recorded fiscal year 2009 revenue of $14.599 billion, an 8 percent increase over the $13.515 billion in fiscal year 2008. Currency translation had a negative impact on revenue of $100 million for the fiscal year. As reported, fiscal year 2009 net earnings were $2.291 billion, or $2.04 per diluted share an increase of 3 percent and 5 percent respectively. The attached table details adjustments for restructuring, certain litigation, purchased in-process research and development (IPR&D) and special charges and discrete tax adjustments. After reconciling for these items in both periods, non-GAAP net earnings and diluted earnings per share for the fiscal year were $3.283 billion and $2.92, an increase of 10 percent and 12 percent respectively.

Fourth quarter revenue decreased approximately 1 percent to $3.829 billion from the $3.860 billion reported a year ago. Revenue growth on a constant currency basis was 5 percent after adjusting for the negative $211 million impact of currency translation in the fourth quarter. As reported, fourth quarter net earnings were $250 million, or $0.22 per diluted share. As detailed in the attached table, adjusting for restructuring, certain litigation, IPR&D and special charges and discrete tax adjustments, fourth quarter net earnings and diluted earnings per share on a non-GAAP basis were $916 million and $0.82, respectively.
“In 2009, we delivered on our financial commitments despite unforeseeable shifts in the economy. We strengthened our core businesses, made several strategic acquisitions in high potential markets, and made solid progress advancing our pipelines by increasing our focus and discipline on driving innovation across the company,” said Bill Hawkins, chairman and chief executive officer. “In addition, this was our second consecutive quarter of generating greater than $1 billion in free cash flow, which reflects our strong balance sheet management in addition to our focus on operational excellence.”
Cardiac Rhythm Disease Management
Cardiac Rhythm Disease Management annual revenue of $5.014 billion increased 1 percent; 2 percent on constant currency basis. Fourth quarter revenue of $1.300 billion decreased 5 percent, but grew 1 percent after adjusting for an unfavorable $83 million currency translation impact. Implantable cardioverter defibrillator (ICD) annual revenue of $2.962 billion increased 3 percent over fiscal year 2008 on a constant currency basis. Worldwide annual pacing revenue of $1.984 billion decreased 1 percent compared to last year. Fourth quarter revenues for ICDs and pacing were $780 million and $494 million, respectively. The acquisition of Ablation Frontiers was also completed in the quarter, which when combined with the recent CryoCath acquisition, gives Medtronic two of the leading technology platforms in the atrial fibrillation market.

Spinal and Biologics
Spinal and Biologics annual revenue of $3.400 billion increased 14 percent on both an actual and constant currency basis, driven by $609 million in Kyphon revenue. Fourth quarter Spinal and Biologics revenue of $881 million increased 1 percent, but grew 4 percent after adjusting for an unfavorable $20 million currency translation impact. Revenue growth was driven by core spinal products which increased 5 percent on a constant currency basis. Biologics revenue in the fourth quarter was $215 million.
CardioVascular
CardioVascular annual revenue of $2.437 billion increased 14 percent; 15 percent on a constant currency basis. Fourth quarter revenue of $644 million was flat compared to a year ago, but grew 8 percent after adjusting for an unfavorable $50 million currency translation impact. Coronary annual revenue of $1.292 billion increased 16 percent on a constant currency basis. Endovascular annual revenue of $398 million increased 42 percent on a constant currency basis. Fourth quarter Endovascular revenue of $117 million increased 67 percent on a constant currency basis, driven by the strong performance of both the Talent™ Abdominal Aortic Aneurysm (AAA) and Talent™ Thoracic aneurysm product lines. The acquisitions of CoreValve and Ventor were also completed in the quarter, positioning Medtronic in a leadership role in the transcatheter valve therapy marketplace.
Neuromodulation
Neuromodulation annual revenue of $1.434 billion increased 9 percent; 10 percent on a constant currency basis. Fourth quarter revenue of $389 million increased 2 percent, but grew 7 percent after adjusting for an unfavorable $18 million currency translation impact. The business unit’s key growth therapies in the fiscal year included InterStim® for the treatment of overactive bladder, and Activa® deep brain stimulation for the treatment of Parkinson’s disease.
Diabetes
Diabetes annual revenue of $1.114 billion increased 9 percent; 11 percent on a constant currency basis. Fourth quarter revenue of $296 million increased 8 percent, but grew 14 percent after adjusting for an unfavorable $18 million currency translation impact. Growth during the year and in the fourth quarter can be attributed to continued success of continuous glucose monitoring, which grew nearly 30 percent in the quarter.
Surgical Technologies
For the fiscal year, the Surgical Technologies business generated annual revenue of $857 million, an increase of 10 percent; 11 percent on a constant currency basis. Fourth quarter revenue of $235 million, increased 3 percent, but grew 8 percent after adjusting for an unfavorable $12 million currency translation impact. This growth was driven by sales of image guided surgery systems including the StealthStation S7 with Synergy Cranial and EM Fusion. Nerve monitoring equipment, monitoring disposables and revenue from service contracts also contributed to the business unit’s growth in the quarter.
Physio-Control
Physio-Control reported annual revenue of $343 million, an increase of 4 percent; 6 percent on a constant currency basis. Fourth quarter revenue of $84 million decreased 17 percent, but after adjusting for an unfavorable $10 million currency translation impact, revenue declined 7 percent.

In closing, Hawkins said, “We believe we have the most exciting portfolio of products and therapies in the industry. Our relentless focus on execution and innovation position us as an important part of the solution to address the burden of global chronic disease.”
Webcast Information
Medtronic will host a webcast today, May 19 at 8 a.m. EDT (7 a.m. CDT), to provide information about its businesses for the public, analysts and news media. This quarterly webcast can be accessed by clicking on the Investor Relations link on the Medtronic home page at www.medtronic.com. This earnings release will be archived at www.medtronic.com/newsroom. Within 24 hours, a replay of the webcast and a transcript of the company’s prepared remarks will be available in the “Presentations and Transcripts” section of the Investor Relations homepage.
About Medtronic
Medtronic, Inc., headquartered in Minneapolis, is the world’s leading medical technology company, alleviating pain, restoring health and extending life for people with chronic disease. Its Internet address is www.medtronic.com
This press release contains forward-looking statements regarding our operating momentum leverage, new acquisitions, continued product acceptance, non-domestic and domestic growth and general business conditions, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation and general economic conditions and other risk and uncertainties described in Medtronic’s Annual Report on Form 10-K for the year ended April 25, 2008. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements. Unless otherwise noted, all comparisons made in this press release are on an “as reported basis,” not on a constant currency basis, and references to quarterly figures increasing or decreasing are in comparison to the fourth quarter of fiscal year 2008.
-end-

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

	FY 08	FY 08	FY 08	FY 08	FY 08	FY 09	FY 09	FY 09	FY 09	FY 09
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,235	$1,148	$1,218	$1,363	$4,963	$1,303	$1,242	$1,169	$1,300	$5,014
Pacing Systems	494	495	478	540	2,008	526	506	457	494	1,984
Defibrillation Systems	726	639	726	806	2,897	764	724	694	780	2,962
Other	15	14	14	17	58	13	12	18	26	68

SPINAL	$644	$660	$808	$869	$2,982	$859	$829	$832	$881	$3,400
Core Spinal	454	462	455	498	1,869	477	485	479	512	1,951
Biologics	190	198	206	221	815	221	198	205	215	840
Kyphon Business	—	—	147	150	298	161	146	148	154	609

CARDIOVASCULAR	$486	$490	$512	$643	$2,131	$631	$596	$565	$644	$2,437
Coronary Stents	152	149	157	251	710	236	208	186	213	844
Other Coronary/Peripheral	95	96	103	116	408	113	107	110	119	448
Endovascular	69	70	70	76	285	87	95	99	117	398
Revasc & Surgical Therapies	102	105	109	115	431	117	112	103	114	447
Structural Heart Disease	68	70	73	85	297	78	74	67	81	300

NEUROMODULATION	$289	$321	$320	$381	$1,311	$348	$343	$354	$389	$1,434
Neuro Implantables	237	264	260	308	1,069	284	271	283	308	1,145
Gastroenterology & Urology	52	57	60	73	242	64	72	71	81	289

DIABETES	$241	$246	$258	$275	$1,019	$269	$272	$277	$296	$1,114

SURGICAL TECHNOLOGIES	$172	$185	$195	$228	$780	$202	$213	$207	$235	$857
Core Ear, Nose and Throat (ENT)	75	75	81	92	323	87	86	83	97	352
Neurologic Technologies	69	74	73	82	298	79	80	78	82	320
Navigation	28	36	41	54	159	36	47	46	56	185

PHYSIO-CONTROL	$60	$74	$94	$101	$329	$94	$75	$90	$84	$343

TOTAL	$3,127	$3,124	$3,405	$3,860	$13,515	$3,706	$3,570	$3,494	$3,829	$14,599

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$157	$65	$(110)	$(211)	$(100)

COMPARABLE OPERATIONS(1)	$3,127	$3,124	$3,405	$3,860	$13,515	$3,549	$3,505	$3,604	$4,040	$14,699

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — US
(Unaudited)
($ millions)

	FY 08	FY 08	FY 08	FY 08	FY 08	FY 09	FY 09	FY 09	FY 09	FY 09
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$754	$679	$726	$765	$2,922	$731	$702	$670	$747	$2,851
Pacing Systems	244	237	218	242	940	233	228	206	228	896
Defibrillation Systems	504	434	502	515	1,955	492	472	454	505	1,923
Other	6	8	6	8	27	6	2	10	14	32

SPINAL	$530	$540	$642	$683	$2,395	$682	$647	$658	$691	$2,678
Core Spinal	349	352	341	363	1,405	358	358	352	370	1,438
Biologics	181	188	195	208	772	208	184	194	203	789
Kyphon Business	—	—	106	112	218	116	105	112	118	451

CARDIOVASCULAR	$167	$173	$165	$256	$761	$253	$235	$224	$265	$976
Coronary Stents	20	21	20	98	158	92	68	59	77	296
Other Coronary/Peripheral	24	24	26	28	104	28	26	29	31	111
Endovascular	35	37	31	35	138	41	51	51	61	205
Revasc & Surgical Therapies	49	52	49	51	200	52	51	49	54	206
Structural Heart Disease	39	39	39	44	161	40	39	36	42	158

NEUROMODULATION	$201	$239	$227	$262	$929	$238	$249	$254	$279	$1,019
Neuro Implantables	160	192	180	207	738	189	192	199	215	794
Gastroenterology & Urology	41	47	47	55	191	49	57	55	64	225

DIABETES	$163	$170	$170	$176	$681	$167	$180	$188	$200	$736

SURGICAL TECHNOLOGIES	$112	$120	$124	$141	$497	$127	$136	$132	$149	$545
Core Ear, Nose and Throat (ENT)	48	47	51	56	201	53	54	54	61	221
Neurologic Technologies	45	50	48	52	195	51	53	51	53	209
Navigation	19	23	25	33	101	23	29	27	35	115

PHYSIO-CONTROL	$21	$37	$44	$49	$151	$51	$47	$50	$45	$192

TOTAL	$1,948	$1,958	$2,098	$2,332	$8,336	$2,249	$2,196	$2,176	$2,376	$8,997

ADJUSTMENTS :

CURRENCY IMPACT	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

COMPARABLE OPERATIONS	$1,948	$1,958	$2,098	$2,332	$8,336	$2,249	$2,196	$2,176	$2,376	$8,997

Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenues may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
REVENUE BY OPERATING SEGMENT — INTERNATIONAL
(Unaudited)
($ millions)

	FY 08	FY 08	FY 08	FY 08	FY 08	FY 09	FY 09	FY 09	FY 09	FY 09
	QTR 1	QTR 2	QTR 3	QTR 4	Total	QTR 1	QTR 2	QTR 3	QTR 4	Total

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$481	$469	$492	$598	$2,041	$572	$540	$499	$553	$2,163
Pacing Systems	250	258	260	298	1,068	293	278	251	266	1,088
Defibrillation Systems	222	205	224	291	942	272	252	240	275	1,039
Other	9	6	8	9	31	7	10	8	12	36

SPINAL	$114	$120	$166	$186	$587	$177	$182	$174	$190	$722
Core Spinal	105	110	114	135	464	119	127	127	142	513
Biologics	9	10	11	13	43	13	14	11	12	51
Kyphon Business	—	—	41	38	80	45	41	36	36	158

CARDIOVASCULAR	$319	$317	$347	$387	$1,370	$378	$361	$341	$379	$1,461
Coronary Stents	132	128	137	153	552	144	140	127	136	548
Other Coronary/Peripheral	71	72	77	88	304	85	81	81	88	337
Endovascular	34	33	39	41	147	46	44	48	56	193
Revasc & Surgical Therapies	53	53	60	64	231	65	61	54	60	241
Structural Heart Disease	29	31	34	41	136	38	35	31	39	142

NEUROMODULATION	$88	$82	$93	$119	$382	$110	$94	$100	$110	$415
Neuro Implantables	77	72	80	101	331	95	79	84	93	351
Gastroenterology & Urology	11	10	13	18	51	15	15	16	17	64

DIABETES	$78	$76	$88	$99	$338	$102	$92	$89	$96	$378

SURGICAL TECHNOLOGIES	$60	$65	$71	$87	$283	$75	$77	$75	$86	$312
Core Ear, Nose and Throat (ENT)	27	28	30	36	122	34	32	29	36	131
Neurologic Technologies	24	24	25	30	103	28	27	27	29	111
Navigation	9	13	16	21	58	13	18	19	21	70

PHYSIO-CONTROL	$39	$37	$50	$52	$178	$43	$28	$40	$39	$151

TOTAL	$1,179	$1,166	$1,307	$1,528	$5,179	$1,457	$1,374	$1,318	$1,453	$5,602

ADJUSTMENTS :

CURRENCY IMPACT (1)	$—	$—	$—	$—	$—	$157	$65	$(110)	$(211)	$(100)

COMPARABLE OPERATIONS (1)	$1,179	$1,166	$1,307	$1,528	$5,179	$1,300	$1,309	$1,428	$1,664	$5,702

(1)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP.
Note: The data in this schedule has been intentionally rounded to the nearest million and therefore the quarterly revenue may not sum to the fiscal year to date revenue.

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three months ended		Twelve months ended
	April 24,	April 25,	April 24,	April 25,
	2009	2008	2009	2008
	(in millions, except per share data)
Net sales	$3,829	$3,860	$14,599	$13,515

Costs and expenses:
Cost of products sold	932	945	3,518	3,446
Research and development expense	368	349	1,355	1,275
Selling, general and administrative expense	1,313	1,296	5,152	4,707
Special charges	100	—	100	78
Restructuring charges	24	27	120	41
Certain litigation charges	270	—	536	366
Purchased in-process research and development (IPR&D) charges	530	47	621	390
Other expense, net	53	188	396	436
Interest expense/(income), net	13	5	29	(109)

Total costs and expenses	3,603	2,857	11,827	10,630

Earnings before income taxes	226	1,003	2,772	2,885

Provision for income taxes	(24)	191	481	654

Net earnings	$250	$812	$2,291	$2,231

Earnings per share:

Basic	$0.22	$0.72	$2.05	$1.97

Diluted	$0.22	$0.72	$2.04	$1.95

Weighted average shares outstanding:

Basic	1,115.0	1,122.3	1,117.8	1,130.7
Diluted	1,119.0	1,130.4	1,124.0	1,142.1

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Three months ended
	April 24,		April 25,		Percentage
	2009		2008		Change
Net earnings, as reported	$250		$812		-69%
Special charges	64	(a)	—
Restructuring charges	16	(b)	22	(f)
Certain litigation charges	188	(c)	—
IPR&D charges	530	(d)	50	(g)
Discrete tax adjustments	(132	) (e)	—

Non-GAAP net earnings	$916		$884		4%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Three months ended
	April 24,		April 25,		Percentage
	2009		2008		Change
Diluted EPS, as reported	$0.22		$0.72		-69%
Special charges	0.06	(a)	—
Restructuring charges	0.02	(b)	0.02	(f)
Certain litigation charges	0.17	(c)	—
IPR&D charges	0.47	(d)	0.04	(g)
Discrete tax adjustments	(0.12	) (e)	—

Non-GAAP diluted EPS	$0.82		$0.78		5%

(a)	The $64 million ($0.06 per share) special charge represents an after-tax charitable donation ($100 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $16 million ($0.02 per share) after-tax ($27 million pre-tax) restructuring charge is the net impact of a $22 million after-tax charge for restructuring initiatives that the Company began in the fourth quarter of fiscal year 2009, offset by a $6 million after-tax reversal of excess reserves related to the global realignment initiative that began in the fourth quarter of fiscal year 2008. The fiscal year 2009 initiatives are designed to streamline operations and further align resources around the Company’s higher growth opportunities. This initiative will impact most businesses and certain corporate functions. The Company recorded $2 million of the after-tax expense within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. The $6 million after-tax reversal is primarily a result of favorable severance negotiations with certain employee populations outside the U.S. as well as a higher than expected percentage of employees identified for elimination finding positions elsewhere within the Company. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $188 million ($0.17 per share) after-tax ($270 million pre-tax) certain litigation charge relates to a settlement of all royalty disputes with Johnson & Johnson which concern Medtronic’s licensed use of certain patents. The agreement ended all current and potential disputes between the two parties under their 1997 settlement and license agreement relating to coronary angioplasty stent design and balloon material patents. In addition to disclosing certain litigation charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $530 million ($0.47 per share) after-tax IPR&D charge represents the cumulative impact of several transactions which took place during the fourth quarter of fiscal year 2009:

-$97 million ($97 million pre-tax) related to the acquisition of Ablation Frontiers, Inc.;

-$307 million ($307 million pre-tax) related to the acquisition of Ventor Technologies, Ltd.;

-$123 million ($123 million pre-tax) related to the acquisition of CoreValve, Inc.; and

-$3 million ($3 million pre-tax) related to the purchase of certain intellectual property for use in the Spinal and Diabetes businesses.

In each of the above transactions, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $132 million ($0.12 per share) discrete tax adjustment represents a tax benefit associated with settlements reached in the fourth quarter of fiscal year 2009 with the U.S. Internal Revenue Service, numerous state taxing authorities, and assessments received from various foreign tax authorities. The years under review by the U.S. Internal Revenue Service were with respect to fiscal years 2005 and 2006, while the numerous state and foreign audits covered fiscal years ranging from 1998 through 2008. In addition to disclosing the provision for income taxes that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this discrete tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this discrete tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(f)	The $22 million ($0.02 per share) after-tax ($31million pre-tax) restructuring charge is related to a global realignment initiative that the Company began in the fourth quarter of fiscal year 2008. This initiative focuses on shifting resources to those areas where the Company has the greatest opportunities for growth and streamlining operations to drive operating leverage. The global realignment initiative impacts most businesses and certain corporate functions. The Company recorded $3 million of the $22 million after-tax expense within cost of products sold related to inventory write-offs and production-related asset impairments associated with these restructuring activities. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(g)	The $50 million ($0.04 per share) after-tax IPR&D charge represents the cumulative impact of after-tax charges of $47 million ($42 million pre-tax) related to the acquisition of NDI Medical, Inc., a development stage company, and $3 million ($5 million pre-tax) related to the purchase of certain intellectual property. In each of the above transactions, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP NET EARNINGS
TO CONSOLIDATED NON-GAAP NET EARNINGS
(Unaudited)
(in millions, except per share data)

	Twelve months ended
	April 24,		April 25,		Percentage
	2009		2008		Change
Net earnings, as reported	$2,291		$2,231		3%
Special charges	64	(a)	47	(f)
Restructuring charges	82	(b)	33	(g)
Certain litigation charges	364	(c)	274	(h)
IPR&D charges	614	(d)	388	(i)
Discrete tax adjustments	(132	) (e)	—

Non-GAAP net earnings	$3,283		$2,973		10%

MEDTRONIC, INC.
RECONCILIATION OF CONSOLIDATED GAAP DILUTED EPS
TO CONSOLIDATED NON-GAAP DILUTED EPS
(Unaudited)

	Twelve months ended
	April 24,		April 25,		Percentage
	2009		2008		Change
Diluted EPS, as reported	$2.04		$1.95		5%
Special charges	0.06	(a)	0.04	(f)
Restructuring charges	0.07	(b)	0.03	(g)
Certain litigation charges	0.32	(c)	0.24	(h)
IPR&D charges	0.55	(d)	0.34	(i)
Discrete tax adjustments	(0.12	) (e)	—

Non-GAAP diluted EPS	$2.92		$2.60		12%

(a)	The $64 million ($0.06 per share) special charge represents an after-tax charitable donation ($100 million pre-tax) made to The Medtronic Foundation. In addition to disclosing special charges that are determined in accordance with U.S. generally accepted accounting principles (GAAP), Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this donation. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates this donation when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(b)	The $82 million ($0.07 per share) after-tax ($123 million pre-tax) restructuring charge is an accumulation of charges recorded in the first and fourth quarters of fiscal year 2009. As outlined in footnote (b) for the three months ended April 24, 2009, the Company recorded net after-tax charges of $16 million in the fourth quarter of fiscal year 2009 related to initiatives begun in that quarter. In addition, the Company recorded after-tax charges of $66 million in the first quarter of fiscal year 2009 that related to a global realignment initiative that the Company began in the fourth quarter of fiscal year 2008. The 2008/2009 initiatives focus on shifting resources to those areas where the Company has the greatest opportunities for growth and streamlining operations to drive operating leverage. The global realignment initiative impacts most businesses and certain corporate functions. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(c)	The $364 million ($0.32 per share) after-tax ($536 million pre-tax) certain litigation charge is an accumulation of three separate charges recorded throughout fiscal year 2009. As outlined in footnote (c) for the three months ended April 24, 2009, the Company recorded a $188 million after-tax ($270 million pre-tax) charge related to a settlement of all royalty disputes with Johnson & Johnson (J&J) which concern Medtronic’s licensed use of certain patents. In addition, in the three months ended October 24, 2008, the Company recorded a $152 million after-tax ($229 million pre-tax) charge related to the final judgment in separate litigation with Cordis Corporation (Cordis), a subsidiary of J&J, that originated in October 1997, and $24 million after-tax ($37 million pre-tax) related to the settlement of litigation with Fastenetix LLC that originated in May 2006. The second quarter 2009 charge related to litigation with Cordis was in addition to a $243 million pre-tax reserve recorded in the third quarter of fiscal year 2008. In addition to disclosing certain litigation charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(d)	The $614 million ($0.55 per share) after-tax IPR&D charge represents the cumulative impact of several transactions which took place throughout the fiscal year including:

-$97 million ($97 million pre-tax) related to the acquisition of Ablation Frontiers, Inc., which was recorded in the fourth quarter of fiscal year 2009;

-$307 million ($307 million pre-tax) related to the acquisition of Ventor Technologies, Ltd., which was recorded in the fourth quarter of fiscal year 2009;

-$123 million ($123 million pre-tax) related to the acquisition of CoreValve, Inc., which was recorded in the fourth quarter of fiscal year 2009;

-$72 million ($72 million after-tax) related to the acquisition of CryoCath Technologies, Inc. which was recorded in the third quarter of fiscal year 2009; and

-$15 million ($22 million pre-tax) related to the purchase of certain intellectual property for use in the Spinal and Diabetes businesses which took place in the second and fourth quarters of fiscal year 2009.

In each of the above transactions, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(e)	The $132 million ($0.12 per share) discrete tax adjustment represents a tax benefit associated with settlements reached in the fourth quarter of fiscal year 2009 with the U.S. Internal Revenue Service, numerous state taxing authorities, and assessments received from various foreign tax authorities. The years under review by the U.S. Internal Revenue Service were with respect to fiscal years 2005 and 2006, while the numerous state and foreign audits covered fiscal years ranging from 1998 through 2008. In addition to disclosing the provision for income taxes that is determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding this discrete tax adjustment. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations, specifically the effective tax rate. Medtronic management eliminates this discrete tax adjustment when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(f)	The $47 million ($0.04 per share) after-tax ($78 million pre-tax) special charge is related to impairment charges recognized on intangible assets associated with our benign prostatic hyperplasia product line acquired in fiscal year 2002. In the third quarter of fiscal year 2008, after carefully evaluating the development of the market relative to our original assumptions and analyzing our estimated future cash flows utilizing this technology, we determined that the carrying value of these intangible assets was impaired and a write-down was necessary. In addition to disclosing special charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these special charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these special charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(g)	The $33 million ($0.03 per share) after-tax ($45 million pre-tax) restructuring charge is related to restructuring initiatives that the Company began in the fourth quarter of fiscal year 2007 and the fourth quarter of fiscal year 2008. The fourth quarter fiscal year 2007 initiatives were designed to drive manufacturing efficiencies in our CardioVascular business, downsize our Physio-Control business due to our voluntary suspension of U.S. shipments, and rebalance resources within our Cardiac Rhythm Disease Management (CRDM) business to reflect the market dynamics. As a continuation of our fiscal year 2007 initiatives, in the first quarter of fiscal year 2008 the Company recognized $11 million after-tax expense associated with compensation and early retirement benefits provided to employees whose employment terminated with the Company in the first quarter of fiscal year 2008 which could not be accrued in the fourth quarter of fiscal year 2007. The fourth quarter fiscal year 2008 restructuring charge of $22 million after-tax is related to a global realignment initiative. This initiative focuses on shifting resources to those areas where the Company has the greatest opportunities for growth and streamlining operations to drive operating leverage. The global realignment initiative impacts most businesses and certain corporate functions. The Company recorded $3 million of the $22 million after-tax expense within cost of products sold related to inventory write-offs and production-related asset impairments associated with the global realignment initiative. In addition to disclosing restructuring charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these restructuring charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these restructuring charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(h)	The $274 million ($0.24 per share) after-tax certain litigation charges are related to a $121 million after-tax ($123 million pre-tax) settlement of certain lawsuits relating to the Marquis line of implantable cardioverter defibrillators that were subject to a field action announced on February 11, 2005 and a $153 million after-tax ($243 million pre-tax) reserve associated with litigation with Cordis that originated in October 1997. In addition to disclosing certain litigation charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these certain litigation charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these certain litigation charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

(i)	The $388 million ($0.34 per share) after-tax IPR&D charges represent the cumulative impact of several transactions which took place throughout the fiscal year including:

-$290 million ($290 million pre-tax) allocated to in-process technology acquired in the acquisition of Kyphon Inc. which was recorded in the third quarter of fiscal year 2008;

-$47 million ($42 million pre-tax) related to the acquisition of NDI Medical, Inc., a development stage company, which was recorded in the fourth quarter of fiscal year 2008;

-$24 million ($20 million pre-tax) related to the acquisition of Setagon, Inc., a development stage company, which was recorded in the third quarter of fiscal year 2008;

-$18 million ($25 million pre-tax) related to a milestone payment associated with a royalty bearing, non-exclusive patent cross-licensing agreement with NeuroPace, Inc. that the Company entered into in the first quarter of fiscal year 2006 which was recorded in the first quarter of fiscal year 2008; and

-$9 million ($13 million pre-tax) related to the purchase of certain intellectual property which took place in the first and fourth quarter of fiscal year 2008.

In each of the above transactions, technological feasibility of the underlying products had not yet been reached and such technology had no future alternative use. In addition to disclosing IPR&D charges that are determined in accordance with U.S. GAAP, Medtronic management believes that in order to properly understand its short-term and long-term financial trends, investors may find it useful to consider the impact of excluding these IPR&D charges. Management believes that the resulting non-GAAP financial measure provides useful information to investors regarding the underlying business trends and performance of the Company’s ongoing operations and is useful for period over period comparisons of such operations. Medtronic management eliminates these IPR&D charges when evaluating the operating performance of the Company. Investors should consider this non-GAAP measure in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP. In addition, this non-GAAP financial measure may not be the same as similar measures presented by other companies.

MEDTRONIC, INC.
RECONCILIATION OF OUS REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)
(in millions)

	Three months ended		Three months ended	Percentage
	April 24, 2009		April 25, 2008	Change
OUS Revenue, as reported	$1,453		$1,528	-5%
Currency Impact	(211	) (a)	—

OUS Revenue, comparable currency rates	$1,664		$1,528	9%

MEDTRONIC, INC.
RECONCILIATION OF OUS REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)
(in millions)

	Twelve months ended		Twelve months ended	Percentage
	April 24, 2009		April 25, 2008	Change
OUS Revenue, as reported	$5,602		$5,179	8%
Currency Impact	(100	) (a)	—

OUS Revenue, comparable currency rates	$5,702		$5,179	10%

MEDTRONIC, INC.
RECONCILIATION OF OPERATING CASH FLOW TO FREE CASH FLOW
(Unaudited)
(in millions)

	Twelve months ended		Nine months ended		Three months ended
	April 24, 2009		January 23, 2009		April 24, 2009
Net cash provided by operating activities	$3,878		$2,755		$1,123
Additions to property, plant, and equipment	(498)		(378)		(120)

Free cash flow	$3,380	(b)	$2,377	(b)	$1,003	(b)

(a)	Medtronic management believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

(b)	Medtronic calculates free cash flow by subtracting additions to property, plant and equipment from operating cash flows.

MEDTRONIC, INC.
CONSTANT CURRENCY GROWTH BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

				Currency	Constant
	FY 09	FY 08		Impact	Currency
	QTR 4	QTR 4	Growth	On Growth (a)	Growth (a)

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$1,300	$1,363	-5%	-6%	1%
Pacing Systems	494	540	-9%	-7%	-2%
Defibrillation Systems	780	806	-3%	-5%	2%
Other	26	17	53%	-29%	82%

SPINAL	$881	$869	1%	-3%	4%
Core Spinal	512	498	3%	-2%	5%
Biologics	215	221	-3%	-2%	-1%
Kyphon Business	154	150	3%	-3%	6%

CARDIOVASCULAR	$644	$643	—%	-8%	8%
Coronary Stents	213	251	-15%	-7%	-8%
Other Coronary/Peripheral	119	116	3%	-8%	11%
Endovascular	117	76	54%	-13%	67%
Revasc & Surgical Therapies	114	115	-1%	-6%	5%
Structural Heart Disease	81	85	-5%	-6%	1%

NEUROMODULATION	$389	$381	2%	-5%	7%
Neuro Implantables	308	308	—%	-5%	5%
Gastroenterology & Urology	81	73	11%	-5%	16%

DIABETES	$296	$275	8%	-6%	14%

SURGICAL TECHNOLOGIES	$235	$228	3%	-5%	8%
Core Ear, Nose and Throat (ENT)	97	92	5%	-4%	9%
Neurologic Technologies	82	82	—%	-6%	6%
Navigation	56	54	4%	-7%	11%

PHYSIO-CONTROL	$84	$101	-17%	-10%	-7%

TOTAL	$3,829	$3,860	-1%	-6%	5%

(a)	Medtronic believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, an not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONSTANT CURRENCY GROWTH BY OPERATING SEGMENT — WORLD WIDE
(Unaudited)
($ millions)

				Currency	Constant
				Impact	Currency
	FY 09	FY 08	Growth	On Growth (a)	Growth (a)

REPORTED REVENUE :

CARDIAC RHYTHM DISEASE MANAGEMENT	$5,014	$4,963	1%	-1%	2%
Pacing Systems	1,984	2,008	-1%	—%	-1%
Defibrillation Systems	2,962	2,897	2%	-1%	3%
Other	68	58	17%	-14%	31%

SPINAL	$3,400	$2,982	14%	—%	14%
Core Spinal	1,951	1,869	4%	—%	4%
Biologics	840	815	3%	-1%	4%
Kyphon Business	609	298	104%	-3%	107%

CARDIOVASCULAR	$2,437	$2,131	14%	-1%	15%
Coronary Stents	844	710	19%	-1%	20%
Other Coronary/Peripheral	448	408	10%	—%	10%
Endovascular	398	285	40%	-2%	42%
Revasc & Surgical Therapies	447	431	4%	—%	4%
Structural Heart Disease	300	297	1%	-1%	2%

NEUROMODULATION	$1,434	$1,311	9%	-1%	10%
Neuro Implantables	1,145	1,069	7%	-1%	8%
Gastroenterology & Urology	289	242	19%	-2%	21%

DIABETES	$1,114	$1,019	9%	-2%	11%

SURGICAL TECHNOLOGIES	$857	$780	10%	-1%	11%
Core Ear, Nose and Throat (ENT)	352	323	9%	-2%	11%
Neurologic Technologies	320	298	7%	-1%	8%
Navigation	185	159	16%	-2%	18%

PHYSIO-CONTROL	$343	$329	4%	-2%	6%

TOTAL	$14,599	$13,515	8%	-1%	9%

(a)	Medtronic believes that in order to properly understand Medtronic’s short-term and long-term financial trends, investors may wish to consider the impact of foreign currency translation on revenue. In addition, Medtronic management uses results of operations before currency translation to evaluate the operational performance of the Company and as a basis for strategic planning. Investors should consider these non-GAAP measures in addition to, an not as a substitute for, financial performance measures prepared in accordance with U.S. GAAP.

MEDTRONIC, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	April 24,	April 25,
	2009	2008
	(in millions)
ASSETS

Current assets:
Cash and cash equivalents	$1,271	$1,060
Short-term investments	405	553
Accounts receivable, less allowances of $61 and $99, respectively	3,123	3,287
Income tax receivable	—	73
Inventories	1,426	1,280
Deferred tax assets, net	549	600
Prepaid expenses and other current assets	630	469

Total current assets	7,404	7,322

Property, plant and equipment, net	2,279	2,221
Goodwill	8,195	7,519
Other intangible assets, net	2,477	2,193
Long-term investments	2,769	2,322
Long-term deferred tax assets, net	65	103
Other assets	416	518

Total assets	$23,605	$22,198

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$522	$1,154
Accounts payable	382	383
Accrued compensation	901	789
Accrued income taxes	130	—
Other accrued expenses	1,034	1,209

Total current liabilities	2,969	3,535

Long-term debt	6,772	5,802
Long-term accrued compensation and retirement benefits	329	304
Long-term accrued income taxes	475	519
Other long-term liabilities	87	502

Total liabilities	10,632	10,662

Commitments and contingencies	—	—

Shareholders’ equity:
Preferred stock— par value $1.00	—	—
Common stock— par value $0.10	112	112
Retained earnings	13,063	11,710
Accumulated other comprehensive loss	(202)	(286)

Total shareholders’ equity	12,973	11,536

Total liabilities and shareholders’ equity	$23,605	$22,198

MEDTRONIC, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

		Fiscal Year
	2009	2008	2007
	(in millions)
Operating Activities:
Net earnings	$2,291	$2,231	$2,802
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	699	637	583
Special charges	—	78	98
IPR&D charges	621	390	—
Provision for doubtful accounts	23	31	31
Deferred income taxes	(60)	(49)	(236)
Stock-based compensation	237	217	185
Excess tax benefit from exercise of stock-based awards	(24)	(40)	(36)
Change in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	108	(461)	(326)
Inventories	(212)	30	(24)
Prepaid expenses and other assets	(121)	92	(45)
Accounts payable and accrued liabilities	342	61	17
Other operating assets and liabilities	(26)	272	(70)

Net cash provided by operating activities	3,878	3,489	2,979

Investing Activities:
Acquisitions, net of cash acquired	(1,624)	(4,221)	(8)
Purchase of intellectual property	(165)	(93)	(121)
Additions to property, plant and equipment	(498)	(513)	(573)
Purchases of marketable securities	(2,960)	(6,433)	(11,837)
Sales and maturities of marketable securities	2,845	8,557	10,894
Other investing activities, net	(338)	(87)	(56)

Net cash used in investing activities	(2,740)	(2,790)	(1,701)

Financing Activities:
Change in short-term borrowings, net	(633)	543	45
Payments on long-term debt	(300)	(12)	(1,880)
Issuance of long-term debt	1,250	300	—
Dividends to shareholders	(843)	(565)	(504)
Issuance of common stock	416	403	331
Excess tax benefit from exercise of stock-based awards	24	40	36
Repurchase of common stock	(759)	(1,544)	(1,039)

Net cash used in financing activities	(845)	(835)	(3,011)

Effect of exchange rate changes on cash and cash equivalents	(82)	(60)	(5)

Net change in cash and cash equivalents	211	(196)	(1,738)

Cash and cash equivalents at beginning of period	1,060	1,256	2,994

Cash and cash equivalents at end of period	$1,271	$1,060	$1,256